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                                POWER OF ATTORNEY

     The undersigned Directors/Trustees and officer of each investment company listed below hereby constitute, appoint and authorize Marguerite E.H. Morrison and/or Maria G. Master as true and lawful agent and attorney-in-fact, to sign on his or her behalf in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission. The undersigned do hereby give to said agent and attorney-in-fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting. The undersigned do hereby approve, ratify and confirm all that said agent and attorney-in-fact, or any substitute or substitutes, may do by virtue hereof.

DIRECTOR/TRUSTEE

/s/ Saul K. Fenster                       /s/ Stephen P. Munn
-------------------                       -------------------
Saul K. Fenster                           Stephen P. Munn

/s/ Delayne Dedrick Gold                  /s/ David R. Odenath, Jr.
------------------------                  -------------------------
Delayne Dedrick Gold                      David R. Odenath, Jr.

/s/ Robert F. Gunia                       /s/ Richard A. Redeker
-------------------                       ----------------------
Robert F. Gunia                           Richard A. Redeker

/s/ Douglas H. McCorkindale               /s/ Judy A. Rice
---------------------------               ----------------
Douglas H. McCorkindale                   Judy A. Rice

/s/ W. Scott McDonald, Jr.                /s/ Robin B. Smith
--------------------------                ------------------
W. Scott McDonald, Jr.                    Robin B. Smith

/s/ Thomas T. Mooney                      /s/ Louis A. Weil, III
--------------------                      ----------------------
Thomas T. Mooney                          Louis A. Weil, III


                                          /s/ Clay T. Whitehead
                                          ---------------------
                                          Clay T. Whitehead


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PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

/s/ Grace C. Torres
-------------------
Grace C. Torres

INVESTMENT COMPANY/FUND NAME

Prudential 20/20 Focus Fund
Prudential Equity Fund, Inc.
Prudential Global Total Return Fund, Inc.
Prudential Index Series Fund
Prudential Natural Resources Fund, Inc.
Prudential Sector Funds, Inc.
Prudential Small Company Fund, Inc.
Prudential Tax-Managed Funds
Prudential Tax-Managed Small-Cap Fund, Inc.
Prudential U.S. Emerging Growth Fund, Inc.
Prudential Value Fund
The Prudential Investment Portfolios, Inc.

Dated:  March 5, 2003